                                                                     EXHIBIT 16

                    MERRILL LYNCH GLOBAL UTILITY FUND, INC.
                        AVERAGE ANNUAL AND TOTAL RETURNS
                                    CLASS A
                  Period from 12/28/90 (inception) to 2/28/91

                                          SINCE            SINCE
                                        INCEPTION        INCEPTION
                                        AVG ANNUAL         TOTAL
                                          RETURN          RETURN*
                                        ----------       ---------
Initial Investment                       $1,000.00       $1,000.00
Divided by Maximum Offering Price            10.70
                                        ----------
Dividend by Net Asset Value                                  10.00
                                                         ---------
Equals Shares Purchased                      93.46          100.00
Plus Shares Acquired through
  Dividend Reinvestment                       0.00            0.00
                                        ----------       ---------
Equals Shares Held at 02/28/91               93.50          100.00
Multiplied by Net Asset
  Value at 02/28/91                          10.06           10.06
                                        ----------       ---------
Equals Ending Redeemable
  Value at $1,000
  Investment (ERV) at 02/28/91          $   940.60       $1,006.00

Divided by $1,000 (P)                       0.9406          1.0060

Subtract 1                                 -0.0594          0.0060

Expressed as a percentage
  equals the Aggregate Total
  Return for the Period (T)                  -5.94%
                                        ==========

Expressed as a percentage
  equals the Aggregate Total
  Return for the Period                                       0.60%
                                                         =========
ERV divided by P                            0.9406

Raise to the power of                       5.8871

Equals                                      0.6974

Subtract 1                                  0.3026

Expressed as a percentage
  equals the Average
  Annualized Total Return                   -30.26%
                                        ==========

* Does not include sales charge for the period.

                    MERRILL LYNCH GLOBAL UTILITY FUND, INC.
                        AVERAGE ANNUAL AND TOTAL RETURNS
                                    CLASS B
                  Period from 12/28/90 (inception) to 2/28/91


                                          SINCE          SINCE
                                        INCEPTION      INCEPTION
                                        AVG ANNUAL       TOTAL
                                          RETURN         RETURN*
                                        ----------      ---------
Initial Investment                      $1,000.00       $1,000.00
Divided by Net Asset Value                  10.00           10.00
                                        ----------      ---------
Equals Shares Purchased                    100.00          100.00
Plus Shares Acquired through
  Dividend Reinvestment                      0.00            0.00
                                        ----------      ---------
Equals Shares Held
  at 02/28/91                               100.00         100.00
Multiplied by Net Asset
  Value at 02/28/91                          10.05          10.05
                                        ----------      ---------
Equals Ending Value before
  deduction for contingent
  deferred sales charge                   1,005.00       1,005.00

Less deferred sales charge                  (40.00)          0.00
                                        ----------      ---------

Equals Ending Redeemable
  Value of a $1,000
  Investment (ERV)                      $   965.00      $1,005.00

Divided by $1,000 (P)                       0.9650         1.0050

Subtract 1                                 -0.0350         0.0050

Expressed as a percentage
  equals the Aggregate Total
  Return for the Period (T)                  -3.50%
                                        ==========

Expressed as a percentage
  equals the Aggregate Total
  Return for the Period                                      0.50%
                                                        =========

ERV divided by P                            0.9650
Raise to the power of                       5.8871
Equals                                      0.8108
Subtract 1                                 -0.1892
Expressed as a percentage
  equals the Average
  Annualized Total Return                   -18.92%
                                        ==========

* Does not include sales charge for the period.